Exhibit 10.1
AMENDMENT NUMBER 1
TO THE
GOODRICH CORPORATION VOLUNTARY SEPARATION PLAN
     THIS AMENDMENT is made this 28th day of September, 2009, by Goodrich Corporation (hereinafter referred to as the “Company”);
W I T N E S S E T H
     WHEREAS, the Company maintains the Goodrich Corporation Voluntary Separation Plan, effective September 15, 2009 (hereinafter referred to as the “Plan”);
     WHEREAS, pursuant to Article VI of the Plan, the Chief Executive Officer of the Company has the authority to amend the exhibits to the Plan;
     WHEREAS, for the purpose of determining years of continuous service under the Plan, the Chief Executive Officer, in accordance with the Agreement and Plan of Merger by and among the Company, GR NJ Acquisition Co., Inc., Sensors Unlimited, Inc., and Shareholders’ Representative dated September 6, 2005 (the “Sensors Purchase Agreement”), desires to give eligible employees credit for service with Sensors Unlimited, Inc. if an eligible employee became an employee of the Company or one of its subsidiaries through the acquisition of Sensors Unlimited, Inc.;
     WHEREAS, for the purpose of determining years of continuous service under the Plan, the Chief Executive Officer, as a result of the Company’s purchase of 100% of the outstanding stock of Cloud Cap Technology, Inc. on May 1, 2009, desires to give eligible employees credit for service with Cloud Cap Technologies, Inc. if an eligible employee became an employee of the Company or one of its subsidiaries through the acquisition of Cloud Cap Technology, Inc.; and
     WHEREAS, for the purpose of determining years of continuous service under the Plan, the Chief Executive Officer, as a result of Cloud Cap Technology, Inc.’s purchase of the Assets of L-Systems, Inc. dba Solutions Engineering, Inc. (as defined in the Asset Purchase Agreement between Cloud Cap and L-Systems, Inc. dated as of May 1, 2009), desires to give eligible employees credit for service with L-Systems, Inc. dba Solutions Engineering, Inc. if an eligible employee became an employee of the Company or one of its subsidiaries through the acquisition of the Assets of L-Systems, Inc. dba Solutions Engineering, Inc.
     NOW, THEREFORE, BE IT RESOLVED, the Chief Executive Officer hereby amends Appendix A to the Plan as set forth in the attached revision to Appendix A effective for any Qualifying Termination, as that term is defined in the Plan, that occurs on or after the effective date of the Plan (September 15, 2009), if an eligible employee became an employee of the Company or one of its subsidiaries through the acquisition of Sensors Unlimited, Inc., Cloud Cap Technology or the Assets of L-Systems, Inc. dba Solutions Engineering, Inc.

     IN WITNESS WHEREOF, the Company, by its Chief Executive Officer, has caused this Amendment to be executed as of the day and year first above written.

GOODRICH CORPORATION
By:	/s/ Marshall O. Larsen
Marshall O. Larsen,
Chief Executive Officer

Appendix A
To Goodrich Corporation Voluntary Separation Plan
List of Acquired Companies
For purposes of calculating years of service under Article IV of the Goodrich Corporation Voluntary Separation Plan, service with the following companies prior to their acquisition by Goodrich Corporation or a subsidiary of Goodrich Corporation shall be considered, but only if the affected employee became an employee of Goodrich Corporation or a subsidiary of Goodrich Corporation through the acquisition:

The Cleveland Pneumatic Company
Cloud Cap Technology, Inc.
Coltec Industries Inc. and any subsidiaries of Coltec
Goodrich Actuation Systems Limited
Goodrich Control Holdings Limited
Goodrich Control Systems Limited
Gulton Data Systems and any affiliated employer
Hughes Aircraft Company
ITEK
L-Systems, Inc. dba Solution Engineering, Inc.
Perkin-Elmer Corporation
Raytheon Corporation
Recon/Optical, Inc.
Rohr, Inc.
Sensors Unlimited, Inc.
Simmonds Precision Engine Systems, Inc.
Simmonds Precision Motion Controls, Inc.
Simmonds Precision Products, Inc.
TEAC Aerospace Holdings, Inc.
TEAC Aerospace Technologies, Inc.
TRW, Inc. and any affiliated employer
Universal Propulsion Company, Inc.
Revised September, 2009